Exhibit 16.1

REF: KPA:BPL:PRIM5601

March 29, 2012

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549

Ladies and Gentlemen:

We have read the statements made by Prima BioMed Ltd set forth in Item 16F of the registration statement on Form 20-F (file no. 001-35428) and Item 5 “Operating and Financial Review and Prospects – A. Operating Results – Comparison of Year Ended June 30, 2010 and Year Ended June 30, 2009 – Controls and Procedures” as filed with the Securities and Exchange Commission.

We agree with the statements concerning our Firm in such Form 20-F.

Yours sincerely

KEVIN P ADAMS

Director

MDHC Audit Assurance Pty Ltd